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                                                                     Exhibit 4.2

                               Resale Agreement
                               ----------------

                                March ___, 2000

Reunion Industries Inc.
One Stamford Landing
62 Southfield Avenue
Stamford, CT  06902

     Re:  Sale of Reunion Industries Inc. ("Reunion") Common Stock
          --------------------------------------------------------

Gentlemen:

     Reference is made to the Amended and Restated Merger Agreement (the "Merger Agreement") dated July 28, 1999, between Chatwins Group Inc. (the "Company") and Reunion. Terms capitalized used but not defined herein shall have the meanings given them in the Merger Agreement, a copy of which I have reviewed.

     I understand that for purposes of Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act"), I may be deemed to be an "affiliate" of the Company in connection with the Merger. I understand that because of my status as an "affiliate" of the Company, any sale or disposition by me of any of the Reunion Common Stock received by me as Merger Consideration may be made only in accordance with the provisions of Rule 145 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act or an exemption from registration. I understand that the provisions of Rule 145(d) restrict my sales of Reunion Common Stock during the period following the Merger, and that, among other restrictions, pursuant to the Rule 145, such sales may be made only in "brokers' transactions" and where the aggregate number of shares sold by me, together with certain other persons affiliated with me, during any three-month period does not exceed the greater of (i) 1% of the Reunion Common Stock outstanding and (ii) the average weekly volume of trading in Reunion Common Stock on the U.S. national securities exchanges. I hereby represent to you that I have consulted, and received advice from, my own legal counsel relating to the applicable restrictions under the Securities Act.

     I will not sell or otherwise dispose of any of the Reunion Common Stock received by me as a Merger Consideration except pursuant to the provisions of Rule 145(d) or unless an effective registration statement under the Securities Act is in effect for such sale or an exemption from such registration is otherwise available under the Securities Act. Further, I agree that any sale of the Reunion Common Stock received by me as Merger
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Consideration will be limited to the amounts I could sell under Rule 144 of the
Securities Act had I received registered Common Stock in the Merger.

     I hereby represent to you that the shares of Reunion Common Stock I receive as Merger Consideration are received for my own account, and that no other person or entity had or has any beneficial interest in such securities, except as set forth in the Proxy Statement/Prospectus heretofore filed by Reunion in connection with the Merger or on Schedule 13D or 13G heretofore filed by the undersigned. Except as so set forth, I will take all such actions as may be necessary, as promptly as practicable, to ensure that record ownership of said shares of Reunion Common Stock received and held by me beneficially will be owned of record by me.

     I acknowledge and agree that a legend will be placed on the said shares of Reunion Common Stock to the following effect:

     "The Securities represented by this certificate are subject to certain restrictions under Rule 145 under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise transferred unless the securities subject to such sale or transfer are sold pursuant to Rule 145 or are then the subject of an effective Registration Statement under the Act or unless an exemption from such registration is available."

     I understand and agree that the transfer agent for Reunion Common Stock, acting with respect to the Reunion Common Stock registered in my name, will not register any transfer(s) thereof except upon its receipt of an opinion of U.S. counsel reasonably satisfactory to it, addressed to it and Reunion, to the effect that the proposed transfer is in connection with a sale in accordance with the terms of this Agreement.

                              Very truly yours,

                              ______________________________
                              Name:

Acknowledged and Agreed:

REUNION INDUSTRIES INC.



By: _________________________
Name: _______________________
Title: ______________________